SUB-ITEM 77Q1(g)

A copy of the Agreement and Plan of Reorganization relevant to the information sought in Sub-Item 77M is contained in the MFS Government
 Securities Fund's Registration Statement on Form N-14 (File Nos. 333-117618), as filed with the Securities and Exchange Commission via EDGAR in July 23, 2004, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.